Exhibit 99.1

For Immediate Release

Meridian Bioscience Receives FDA Emergency Use Authorization for Revogene® SARS-CoV-2 Molecular Assay

CINCINNATI, November 10, 2021 (PRNewswire) — Meridian Bioscience, Inc. (NASDAQ: VIVO), a provider of diagnostic testing solutions and life science raw materials, today announced that their Revogene® SARS-CoV-2 assay was granted Emergency Use Authorization (EUA) by the U.S. Food and Drug Administration (FDA). Meridian expects to begin shipping this product before the end of its fiscal first quarter, ending December 31, 2021.

The Revogene® SARS-CoV-2 assay is a molecular diagnostic test for the qualitative detection of the SARS-CoV-2 virus, the causative agent of COVID-19. The test can return a positive result as soon as 47 minutes from nasopharyngeal, oropharyngeal, anterior nasal, and mid-turbinate nasal swab specimens and provides impressive clinical performance with a positive predictive agreement (PPA) of 97.7% and a negative predicative agreement (NPA) of 97.7%.

The Revogene® SARS-CoV-2 assay can help laboratories and healthcare systems improve their COVID-19 testing capacity and enable healthcare providers to quickly deliver the appropriate care and guide infection control measures for patients. The flexible Revogene® molecular testing platform can easily integrate into any laboratory or health system. Additional FDA-approved tests on the Revogene® platform include Revogene® C. difficile, Revogene® Strep A, Revogene® GBS LB, and Revogene® Carba C.

“There continues to be high demand for fast, accurate detection of COVID-19 especially considering the upcoming respiratory season and combating the COVID-19 variants that continue to emerge,” said Tony Serafini-Lamanna, Executive Vice President - Diagnostics for Meridian Bioscience. “We believe our Revogene® SARS-CoV-2 assay and growing Revogene® platform can help clinicians and health systems meet these demands now and in the future.”

To learn more about the Revogene® SARS-CoV-2 assay, please visit https://www.meridianbioscience.com/revogene-sars-cov-2/. For sales inquiries, please contact Meridian Bioscience at 1-888-763-6769 or sales@meridianbioscience.com.

FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements accompanied by meaningful cautionary statements. Except for historical information, this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, which may be identified by words such as “continues”, “estimates”, “anticipates”, “projects”, “plans”, “seeks”, “may”, “will”, “expects”, “intends”, “believes”, “signals”, “should”, “can”, “guidance” and similar expressions or the negative versions thereof and which also may be identified by their context. All statements that address operating performance or events or developments that Meridian Bioscience, Inc. (“Meridian” or “the Company”) expects or anticipates will occur in the future are forward-looking statements. Such statements, whether expressed or implied, are based upon current expectations of the Company and speak only as of the date made. Specifically, Meridian’s forward-looking statements are, and will be, based on management’s then-current views and assumptions regarding future events and operating performance. Meridian assumes no obligation to publicly update or revise any forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized. These statements are subject to various risks, uncertainties and other factors that could cause actual results to differ materially, including, without limitation, factors identified from time to time in the Company’s filings with the Securities and Exchange Commission, including in Part I, Item 1A Risk Factors of the Company’s most recent Annual Report on Form 10-K, which contains a list and description of uncertainties, risks and other matters that may affect the Company. Readers should carefully review these forward-looking statements and risk factors, and not place undue reliance on the Company’s forward-looking statements.

About Meridian Bioscience, Inc.

Meridian is a fully integrated life science company that develops, manufactures, markets, and distributes a broad range of innovative diagnostic products. We are dedicated to developing and delivering better solutions that give answers with speed, accuracy, and simplicity that are redefining the possibilities of life from discovery to diagnosis. Through discovery and development, we provide critical life science raw materials used in immunological and molecular tests for human, animal, plant, and environmental applications. Through diagnosis, we provide diagnostic solutions in areas including gastrointestinal and upper respiratory infections and blood lead level testing. We build relationships and provide solutions to hospitals, reference laboratories, research centers, veterinary testing centers, physician offices, diagnostics manufacturers, and biotech companies in more than 70 countries around the world.

Meridian’s shares are traded on the NASDAQ Global Select Market, symbol VIVO. Meridian’s website address is www.meridianbioscience.com.

Contact:

Charlie Wood

Vice President – Investor Relations

Meridian Bioscience, Inc.

Phone: +1 513.271.3700

Email: mbi@meridianbioscience.com

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